Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574



                 UNITED MILEAGE PLUS(R) PARTICIPATION AGREEMENT

       THIS AGREEMENT is made and entered into as of the first day of January, 2001, and is effective as of the first day of March, 2001 (the "Effective Date") by and between MILEAGE PLUS, INC. ("MPI"), a Delaware corporation whose mailing address is P.O. Box 66100, Chicago, Illinois 60666 and E-LOAN, INC. ("E-LOAN"), a Delaware corporation whose corporate address is 5875 Arnold Road, Dublin, California 94568.

                              W I T N E S S E T H:
                              - - - - - - - - - -


       WHEREAS, United Air Lines, Inc. ("United") is in the business of providing passenger air transportation to the public and E-LOAN is in the business of providing on-line access to lenders for home purchase mortgages, mortgage refinancing, home equity lines of credit and automobile loans to the public;

       WHEREAS, MPI is a wholly-owned subsidiary of Mileage Plus Holdings, Inc. ("MPHI"), which is a wholly owned subsidiary of United, and on behalf of United, offers the United Mileage Plus(R) frequent traveler recognition program to all United passengers who desire to participate in that program

       WHEREAS, Mileage Plus Marketing, Inc. ("MPM") is also a wholly-owned subsidiary of MPHI, and United Networks, Inc. ("United Networks") is a wholly-owned subsidiary of UAL Corporation, and on behalf of MPI and' United, are responsible for the marketing, advertising and promotion of the Mileage Plus Program and United Networks, on behalf of MPI, is authorized to execute this Agreement; and

       WHEREAS, MPI and F.-LOAN desire to allow Mileage Plus Members to further participate in the Mileage Plus Program by receiving mileage credit for Qualifying Activity at the E-LOAN Web Site, and MPI and E-LOAN further desire to enter into this Agreement pursuant to which E-LOAN shall (i) purchase from MPI the right to award Mileage Plus Miles and (ii) award such Miles to Eligible Members for Qualifying Activity at the E-LOAN Web Site.

       NOW, THEREFORE, in consideration of the promises, covenants and the mutual obligations hereinafter set forth, MPI and E-LOAN agree as follows:

1. DEFINITIONS - For purposes of this Agreement, the following terms shall have the following meanings:

       A. "Additional E-LOAN Bonus" means each award or credit of Miles issuable by E-LOAN to The account of a Mileage Plus Member under the Mileage Plus Program in conjunction with an E-LOAN Bonus and pursuant to special promotional efforts undertaken by agreement of the parties hereto and in accordance with the terms and conditions of this Agreement.

       B. "Cash Minimum" means the annual payment guarantee of USD $[*] for each Contract Year that this Agreement remains in fall force and effect or a pro rata portion of such annual payment guarantee for any period which is less than the applicable Contract Year for purposes of the payment calculations pursuant to Article 6 herein.

       C. "Contract Year" means each full one-year period during the term of this Agreement, beginning on the Effective Date and ending one year after the Effective Date.

       D. "Eligible Mileage Plus Member" or "Eligible Member" means a Mileage Plus Member who requests mileage credit and provides to E-LOAN, at the time of engaging in Qualifying Activity at the E-LOAN Web Site, his or her valid Mileage Plus account number.

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                                                                   Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574


       E. "E-LOAN Bonus" means each award or credit of Miles issuable by E-LOAN to the account of a Mileage Plus Member under the Program, and in accordance with the terms and conditions of this Agreement.

       F. "E-LOAN Web Site" means the co-branded, private label Internet e-commerce web site, located at <<www.eloan.com/united>>, as well as E-LOAN's home page web site and telemarketing center, that offers the public on-line or telephone access to lenders for various consumer financial products, including home purchase mortgages, mortgage refinancing, home equity lines of credit and automobile loans.

       G. "Mile" means one (1) unit of Mileage Plus Program credit (or its equivalent) that is awarded to Eligible Members for engaging in Qualifying Activity at & E-LOAN Web Site.

       H. "Mileage Plus Member" or "Member" means an air travel customer who has applied to and become a participant in the United Mileage Plus Program.

       I. "Qualifying Activity" means the process by which an Eligible Member accesses (or calls) the E-LOAN Web Site and applies for, is approved and ultimately obtain from E-LOAN a home purchase mortgage, a mortgage refinance, a home equity line of credit or an automobile loan, which such mortgage, line of credit or automobile loan is determined by E-LOAN and United Networks to be eligible for mileage accrual hereunder.

       J. "United Mileage Plus Program," "Mileage Plus Program" and "Program" mean the frequent traveler recognition program, owned and maintained by MPI, whereby the participating traveler receives specified travel awards or other benefits based upon air travel mileage accumulated by the participating traveler, during air travel on United or another designated participating carrier or through the purchase or use of the goods or services provided by another participant in the Program

2.     MILEAGE PLUS PROGRAM PARTICIPATION

       Subject to the terms and conditions of this Agreement, MPI and E-LOAN hereby establish a relationship in the Mileage Plus Program under which E-LOAN shall:

              (i) Record and process, according to mutually agreed-upon procedures, mileage credit for Qualifying Activity attributed to Eligible Members;

              (ii) Purchase the right to award Mileage Plus Miles to Eligible Members (and other travel or frequency-based awards, as agreeable between the parties);

              (iii) Market the relationship in the Mileage Plus Program (with MPM's and United Network's cooperation as more fully set forth in this Agreement); and

              (iv) Participate as a mileage accrual affiliate in the Mileage Plus Program in accordance with the terms and conditions set forth in this Agreement.

3.     PROMOTIONAL MATERIALS

       A. At no cost to P-LOAN, United Networks shall provide to E-LOAN, in quantities which United Networks and E-LOAN deem sufficient, any and all materials collateral to the Mileage Plus Program that United Networks reasonably deems necessary to provide to E-LOAN.

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                                                                   Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574


       B. At no cost to E-LOAN, all materials specified in Article 3.A. shall identify E-LOAN's name and identify E-LOAN as a mileage accrual affiliate participating in the Mileage Plus Program. United Networks identifies and lists all participating Program affiliates at its discretion and when feasible, and E-LOAN shall have the right to either approve or decline such listing.

4.     DISTRIBUTION AND USE OF E-LOAN BONUSES AND ADDITIONAL E-LOAN BONUSES

       A.     (i)    Whenever a Mileage Plus Member is an Eligible Member (a
                     Member who provides to E-LOAN, at the time of engaging in Qualifying Activity at the E-LOAN Web Site, his or her valid Mileage Plus account number), E-LOAN shall ensure that it will properly associate the membership data with the Eligible Member's Qualifying Activity or otherwise record the transaction, and provide to the Eligible Member confirmation of the same. If a Mileage Plus Member cannot provide his or her Mileage Plus account number when engaging in Qualifying Activity at the E-LOAN Web Site, then E-LOAN shall ensure that it will advise the Mileage
                     Plus Member that when the appropriate membership information is provided to E-LOAN, within twelve (12) months of the Qualifying Activity, the appropriate credit will be posted by MPI to the Member's account. E-LOAN shall' ensure in all cases that it will provide the proper credit to every Eligible Member's account and report such credit in accordance with Article 4.A.(ii), below.

              (ii) On a monthly basis, E-LOAN shall prepare and forward to MPI, at the address below, a computerized tape, or other mutually agreed-upon format, generated from E-LOAN's data entry system, listing by Mileage Plus Member account number, Mileage credit amount, and dates of the Qualifying Activity for Eligible Mileage Plus Members who engaged in Qualifying Activity at the E-LOAN Web Site during the preceding monthly periods:

                                     United Air Lines, Inc.
                                     1200 East Algonquin Road
                                     Elk Grove Village, IL 60007
                                     Attn: MPI Desk/WHQKF

       B. E-LOAN shall award one (1) E-LOAN Bonus to Eligible Mileage Plus Members for engaging in Qualifying Activity at the E-LOAN Web Site, and the additional Miles represented by each E-LOAN Bonus will be posted by MPI to each Mileage Plus Member's account as soon as practicable. As of the Effective Date, an E-LOAN Bonus shall be comprised of, per Qualifying Activity: (i) 1,250 Miles for each USD $10,000 mortgaged through a new home purchase mortgage or refinance of an existing home mortgage, or for each USD $10,000 loaned through a home equity line of credit; and (ii) 3,500 Miles for each automobile loan for a new or used vehicle.

       C. At the discretion of E-LOAN, E-LOAN may offer, in conjunction with each E-LOAN Bonus, an Additional E-LOAN Bonus to Eligible Mileage Plus Members, in order to promote E-LOAN's participation in the Mileage Plus Program, but only upon and in accordance with the terms and conditions of this Agreement, which terms and conditions require United Network's prior approval.

       D.(i)    (i)     MPI agrees that any Miles earned by a Mileage Plus
                        Member from the award of an F.-LOAN Bonus or Bonuses or an Additional E-LOAN Bonus or Bonuses, as specified in Articles 4.B. and 4.C., will be treated like any other accrual of Miles and shall be good toward award benefits in the same manner as any other Mileage Plus Program credit; and







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                                                                   Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574


                (ii) MPI agrees that any and all Miles purchased by E-LOAN during any Contract Year of this Agreement, which Miles are not awarded by E-LOAN to Mileage Plus Members during that Contract Year, shall continue to be valid and shall be eligible for award to Mileage Plus Members for the remaining term of the Agreement, plus an additional 9 month period or until the processing of all Pipeline Loans is complete, whichever occurs earlier, as described in Article 11.C. herein.

       E. Subject to the provisions of Articles 7.C. and 7.D. herein, E-LOAN shall have the right to use up to five-hundred-thousand (500,000) Miles each Contract Year of this Agreement, free of charge, which such Miles will be awarded solely to E-LOAN employees for internal promotional and motivational purposes only, and which Miles may not be used for business travel, for E-LOAN's benefit or otherwise, on United or its airline partners. The use of such Miles shall be for such E-LOAN employees to redeem for personal travel on United Airlines, or for other permitted redemption in the Mileage Plus Program, and the employees' use of such Miles shall be subject to the same rules and regulations, as well as the same blackout dates and other mileage redemption restrictions, as applicable to any mileage accrued by any Mileage Plus Member.

5.     PROCEDURES FOR SUBSEQUENT ISSUANCE OF E-LOAN BONUSES

       In the event that a Mileage Plus Member asserts that he or she was an Eligible Member at the E-LOAN Web Site, as described in Article 4.A.(i), above, but did not receive an E-LOAN Bonus in connection with such Qualifying Activity engaged in at the E-LOAN Web Site, then:

       A. If the Mileage Plus Member makes such claim to E-LOAN within twelve (12) months of such Qualifying Activity, E-LOAN shall verify whether the Mileage Plus Member engaged in Qualifying Activity at the E-LOAN Web Site, when he or she was an Eligible Mileage Plus Member, and whether he or she received an E-LOAN Bonus in connection with said Qualifying Activity, and, if the Mileage Plus Member is entitled to an E-LOAN Bonus but did not receive such Bonus, then E-LOAN shall arrange for the issuance of an E-LOAN Bonus and/or Additional E-LOAN Bonus to the Eligible Mileage Plus Member within thirty (30) days of written receipt of the Member's request and provide the required Qualifying Activity data on tape, or otherwise as agreed, to MPI as provided in
              Article 4.A.(ii); or

       B. if the Mileage Plus Member makes such claim directly to United, MPI, MPM or United Networks within twelve (12) months of engaging in such Qualifying Activity at the E-LOAN Web Site, then United, MPI, MPM or United Networks shall refer any such request to E-LOAN for handling as set forth in Article 5.A.; provided, however, that E-LOAN shall have thirty (30) days from the receipt of United's, MPI's, MPM's or United Network's written request to provide the required Qualifying Activity data on tape, or otherwise as agreed, to MPI as provided in Article 4.A.(ii).

6.     CHARGES, PAYMENTS AND REPORTS

       A.       (i)     Exclusive of any and all applicable taxes and surcharges
                        levied, E-LOAN shall pay MPI as follows during the term of this Agreement: USD $[*] for each E-LOAN Bonus Mile credited , to a Member's account pursuant to Articles
                        4.A. and 4.B. and for each Additional E-LOAN Bonus Mile credited to a Member's account pursuant to Article 4.C.

                (ii) On a monthly basis, pursuant to Article 6.C.(ii), E-LOAN shall pay to MPI amounts owed to MPI pursuant to Article 6,A.(i), above.

                (iii) After accounting for all payments pursuant to Article 6.A.(ii), if for a given Contract Year E-LOAN has not paid to MPI at least the Cash Minimum, as described in


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
                                                                   Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574


                        Article 1.B. herein, then for that Contract Year E-LOAN shall pay to MPI the difference between the amount previously paid during that Contract Year and the Cash Minimum. MPI will credit E-LOAN with the difference between the amounts paid during the given Contract Year and the Cash Minimum due in Bonus Miles at the rate described in Article 6.A.(i), above, Such reconciliation payment shall be due no later than ninety (90) days following end of the given Contract Year and the Bonus Miles will be available to E-LOAN once such reconciliation payment has been received by MPI.

       B. In the event of any termination of this Agreement, MPI shall determine the total payments due, if any. If this Agreement is terminated: (i) by E-LOAN, for cause pursuant to Articles 14, 15, 17.E. or 21; (ii) by MPI, for cause pursuant to Articles 6.D., 14, 15, 17.E. or 21; or (iii) by MPI, for convenience pursuant to
              Article 11.A., then E-LOAN shall meet its payment obligations under Articles 6.A.(i) and 6.A.(ii), but shall make no further payment under Article 6.A.(iii) or otherwise. However, if this Agreement is terminated by E-LOAN, for convenience pursuant to
              Article 11.A., then such termination will require E-LOAN to meet its payment obligations under Articles 6.A.(i) and 6.A.(ii), as well as to make complete payment of the balance of the Cash Minimum due pursuant to Article 6.A.(iii), which balance is based upon the elapsed term of this Agreement in which the effective date of termination falls, as shown below:

                     Termination Payment = (total Cash Minimum payment
                                           obligation due over the term of this
                                           Agreement minus the total amount paid
                                           as of the effective date of
                                           termination of this Agreement)

                     Example =             [*]

                                           (assuming termination after one-half
                                           year of this two year Agreement,
                                           where [*] would be the amount owed to
                                           MPI by E-LOAN at the time of
                                           termination)

       C.      (i)     On a monthly basis, MPI shall provide E-LOAN with a
                       report-invoice regarding the mileage credited to Mileage
                       Plus Members' accounts during the previous calendar month. Each report-invoice for a month shall list the Mileage Plus Member's name, account number, dates of the Qualifying Activity at the E-LOAN Web Site, the total number of Miles credited for the month and the total amount due MPI from E-LOAN under the report-invoice pursuant to this Agreement. Not later than sixty (60) days after receipt of a report-invoice, E-LOAN may request and MPI shall provide sufficient evidence or other documents as reasonably necessary to verify the amount of Miles credited or any other information contained in such report-invoice.

                (ii) Within thirty (30) days after the date of receipt of a report-invoice, E-LOAN shall pay MPI the amount due under that report-invoice.

       D. If E-LOAN fails to pay MPI the amount due under any monthly report-invoice and in addition to any other remedies available hereunder, MPI may suspend, without penalty or liability, the right of E-LOAN to participate in the award of Mileage Plus Miles under this Agreement. MPI shall have the right to terminate this Agreement immediately, upon a written notice to E-LOAN, in the case of any non-payment of a monthly report-invoice, which non-payment exceeds ninety (90) days,

       E. All amounts paid for the right to award Mileage Plus Miles pursuant to this Agreement are exclusive of the U.S. federal excise tax (currently 7.5%) and E-LOAN agrees to pay the applicable federal excise tax. E-LOAN shall pay applicable sales or use taxes, but no party shall pay any

                                                                   Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574


              taxes or tax-related surcharges determined by another party's income, net worth, franchise, property or purchases, which shall be borne solely by that other party.

       F. All mileage award and payment calculations under this Agreement shall be reasonably based upon data contained in MPI's records, and the data in MPI's records shall take precedence over the data in any other records, unless the parties mutually agree otherwise in writing. Any discrepancies in the data shall be resolved by both parties hereto in good faith.

7.     CONTROL SYSTEMS

       A. E-LOAN shall use its reasonable efforts to establish its own internal control system to protect against the improper issuance and use of E-LOAN Bonuses and Additional E-LOAN Bonuses.

       B. In the event that either party discovers or learns of any wrongfully issued E-LOAN Bonuses or Additional E-LOAN Bonuses, it shall so advise the other party and provide the other party with the identities as well as the Mileage Plus account numbers of those individuals who have, or are suspected to have, improperly received the Bonuses.

       C. E-LOAN shall prevent any of the Bonus or Additional Bonus Miles that E-LOAN purchases from MPI, for award to Mileage Plus Members, from being used for corporate travel or flight upgrades on United, or any of its Star Alliance or other airline partners, by employees of E-LOAN. MPI and E-LOAN acknowledge that nothing in this Agreement restricts E-LOAN employees from joining the Mileage Plus Program and earning Mileage Plus Miles through participation in various Mileage Plus partner programs and subsequently using their individual Miles for award travel or other award redemption.

       D. During the term of this Agreement, if E-LOAN desires to promote the award, transfer or other distribution of Mileage Plus Miles for any activity outside of Qualifying Activity at the E-LOAN Web Site, then E-LOAN shall seek prior written consent from United Networks for the following:

              (i) Any promotion, marketing or other advertisement of any ability to affect the award, issue, transfer, conversion, exchange or other distribution of Mileage Plus Miles for any activity other than Qualifying Activity at the E-LOAN Web Site, given that Mileage Plus Miles are to be earned hereunder solely for such Qualifying Activity and not, as of the Effective Date, for any other activity or other purposes not described herein; or

              (ii) Any participation in any third party, co-brand program or scheme, including, for example, any Internet portal web site, that awards, issues, transfers, converts, exchanges or otherwise distributes Mileage Plus Miles for any activity other than Qualifying Activity at the E-LOAN Web Site, given that Mileage Plus Miles are to be earned hereunder solely for such Qualifying Activity and not, as of the Effective Date, for any other activity or other purposes not described herein.

8.     MILEAGE PLUS MEMBER PROBLEMS

       MPI or its designee shall be responsible for communicating directly with any Mileage Plus Member to resolve any problems that the Mileage Plus Member has regarding the Mileage Plus Program, However, if such a problem relates to E-LOAN's participation in the Mileage Plus Program, E-LOAN shall act in accordance with Article 5.A. and cooperate with MPI to the extent reasonably necessary to resolve the problem.

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
                                                                   Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574


9.     ADVERTISING AND PROMOTIONAL EFFORTS

       A.     (i)    On a periodic basis to be determined by E-LOAN in good
                     faith, E-LOAN may promote in direct mailings, point of purchase materials, and/or brochures and advertise in various media, such as, but not limited to, print, radio, television and the Internet, its participation in the Mileage Plus Program.

              (ii) E-LOAN shall promote and advertise the Mileage Plus Program with comparable marketing exposure and visibility, and using comparable advertising mediums with a comparable degree of diligence and effort, that it does for any other airline frequent traveler recognition program in which E-LOAN participates.

       B. MPM periodically mails Mileage Plus newsletters and account statements to Mileage Plus Members. E-LOAN shall have the option to provide to MPM, for inclusion with newsletter mailings, certain feature copy that solely promote E-LOAN-Mileage Plus Miles earning opportunities or awards. If properly submitted, E-LOAN may include such feature copy, referenced under this Agreement as "Bonus Box Features," with a minimum of one (1) full file and one (1) Premier newsletter during each Contract Year of this Agreement. In addition, E-LOAN shall have the option to provide to MPM, for inclusion in account statement mailings, certain inserts or statements messages, which format will be determined at MPM's discretion, that solely promote E-LOAN-Mileage Plus Miles earnings opportunities or awards. If properly submitted based on guidelines provided by Mileage Plus, E-LOAN may include three (3) full file inserts during each Contract Year of this Agreement. However, United may at its discretion, substitute (2) full file inserts for
              (2) statement messages. If MPM publishes more than one (1) newsletter during a Contract Year, MPM will determine which newsletters will include an E-LOAN Bonus Box Feature and MPM will determine which account statements will include an E-LOAN insert or statement message, at MPM's discretion, and MPM will make a reasonable good faith effort to accommodate E-LOAN's requested publication and insertion schedule. MPM shall also provide launch coverage through an article in the April, 2001 full file newsletter.

       C.     (i)    Each offer or insert must meet United MPM's standards of
                     quality and professionalism as established by United, MPM and United Networks guidelines, and each insert must consist of no more than a single sheet of paper. E-LOAN shall bear the expense of preparing and printing each insert and providing it to MPM for mailing, and E-LOAN shall bear any additional postage expense associated with inclusion of an insert with an account statement, which insert is more than a single sheet of paper. Any departure from the standards established by United, MPM and United
                     Networks in connection with insert mailings must receive
                     MPM's or United Network's prior written approval.

              (ii) After any such mailing, MPM shall advise E-LOAN of the number of Mileage Plus Members to whom an E-LOAN insert was mailed. Nothing in this provision obligates MPM to continue publishing Mileage Plus newsletter issues or account statements or to publish a minimum number of newsletters or statements during the term of this Agreement.

       D. At least seven (7) days prior to printing, all promotional or advertising material described in this Article 9 mentioning United, MPI, MPM, United Networks or FF-LOAN must receive the applicable party's prior written approval, which approval shall not be unreasonably withheld,

       E. Up to two (2) times each Contract Year, F.-LOAN may request and MPM shall arrange for E-LOAN to have the right, through a third-party fulfillment house acceptable to MPM, to solicit the Mileage Plus membership for E-LOAN direct marketing purposes, which solicitation must be reviewed and approved by MPM in each instance.

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                                                                   Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574


       F. MPM shall provide the following promotional and advertising opportunities, at no cost to E-LOAN, during the term of this
              Agreement:

              (i) E-LOAN inclusion in the United Mileage Plus Member's Guide, subject to its publication schedule, as well as E-LOAN inclusion in all United Mileage Plus affiliate listings (I.E., the Affiliate Column that is on the back page of all published newsletters) and in the United-Mileage Plus web site, at <<www.united.com>>, featuring two (2) unique hyper-links (I.E., mortgages and auto loans)'to E-LOAN's dedicated Mileage Plus web site;

              (ii) Two (2) e-mail communications each Contract Year that this Agreement remains in full force and effect, subject to United's and United Network's contact management policies, which e-mails will be dedicated E-LOAN c-mails to announce and promote the Mileage Plus/E-LOAN affiliation, which will be e-mailed to the full file of those Mileage Plus Members who have provided their email addresses to United and who have opted-in to receive Mileage Plus Program affiliate offers and communications, and for which E-LOAN will develop the copy for the e-mails, which copy is subject to approval by MPM;

              (iii) Two (2) e-mail communications each Contract Year that this Agreement remains in full force and effect, subject to United's and United Network's contact management policies, which e-mails will be non-dedicated e-mails identifying and promoting E-LOAN as a Mileage Plus Program affiliate' and which will be e-mailed to the full file of those Mileage Plus Members who have provided their e-mail addresses to United and who have opted-in to receive Mileage Plus Program partner offers and communications; and

              (iv) Additional B-LOAN Bonus Box Features in selected Mileage Plus newsletters, account statement inserts and/or database access when MPM is presented with a unique, compelling and exclusive mileage-based promotional offer, subject to space availability and subject to MPM's prior approval.

       G. United Networks agrees to facilitate for E-LOAN an introduction to the United Airlines Credit Union, for the purpose of E-LOAN and the United Airlines Credit Union to develop and market an employee loan program that provides United employees with preferred pricing for consumer loan products from E-LOAN, which program will be made available at the discretion of the United Airlines Credit Union.

       H. In the event that MPM and United Networks do not fulfill their obligations as set forth in this Article 9, then E-LOAN will have the right to terminate this Agreement in accordance with Article 21.B. herein.

10.    MILEAGE PLUS COORDINATORS

       Upon execution of this Agreement, E-LOAN and MPI shall each designate an individual as its Mileage Plus Coordinator whom the other party may contact concerning all Mileage Plus Program related matters. Upon designation of that individual, each party shall provide the other with the name, address and telephone number of its Mileage Plus Coordinator and shall thereafter keep the other apprised of any changes in such information.

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                                                                   Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574



11.    TERM AND TERMINATION

       A. The term of this Agreement shall commence as of the Effective Date and shall terminate two years later, on February 28, 2003, provided, however, that either parry hereto may terminate this Agreement at any time, for convenience and without cause, by providing not less than one-hundred-eighty (ISO) days prior written notice to the other party.

       B. Notwithstanding Article 11.A., above, the expiration date of this Agreement shall be February 28, 2002, if during a mutual evaluation by the parties hereto after ten (10) months following the Effective Date of this Agreement, the parties hereto mutually determine that E-LOAN's performance in the Mileage Plus Program has fallen short of the mutual expectations of the parties hereto. Despite any early expiration of this Agreement pursuant to this
              Article 11.B., E-LOAN shall be responsible in any case for the difference between the Cash Minimum for the first Contract Year of this Agreement and the amounts paid to MPI during that Contract Year, and MPI will credit E-LOAN with the difference between the amounts paid during the Contract Year and the Cash Minimum due in Bonus Miles once such reconciliation payment is received by MPI.

       C. Upon termination of this Agreement, by either party for any reason, E-LOAN shall no longer award new E-LOAN Bonuses or E-LOAN Additional Bonuses to Mileage Plus Members unless otherwise agreed by the parties. For a period of 9 months after the effective date of termination of this Agreement:

              (i) E-LOAN will continue to process Mileage Plus Program Miles previously earned for Qualifying Activity at the E-LOAN Web Site, and E-LOAN may continue to award Miles for qualified mortgages and loans for which the mortgage or loan application was received prior to the effective date of termination ("Pipeline Loans"); and

              (ii) This entire Agreement will remain in effect until the processing of all Pipeline Loans is complete, or the end of the 9 months following termination, whichever occurs earlier.

       D. If MPI terminates the Mileage Plus Program, or any subsequent but substantially similar program then E-LOAN may immediately terminate its participation under such Program on the same basis that United terminates its own participation in such Program

       E. To the extent that either party terminates this Agreement before its expiration date, or if this Agreement is not renewed upon its expiration, then all notices required to be given to Mileage Plus Members or E-LOAN customers of the conclusion of E-LOAN's participation in the Mileage Plus Program shall be undertaken by the respective party at the respective parry's initiative and expense.

12.    NON-EXCLUSIVITY

       Nothing described in this Agreement shall be construed as prohibiting E-LOAN from participating in any other frequent traveler recognition program with any third party, or as prohibiting United, MPI, MPM or United Networks from affiliating with any other on-line consumer loan service.

13.    CORPORATE GUARANTEE

       MPI shall be solely responsible for and shall procure the performance of United, MPM and United Networks for all of their obligations stipulated hereunder.

                                                                   Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574


14.    NON-ASSIGNMENT

       Neither party shall assign or otherwise transfer any of its rights or obligations under this Agreement to any third party without the prior written consent of the other parry hereto (the "Non-Assigning Party"), except that either party (the "Assigning Party") may assign this Agreement to its parent corporation or its holding corporation, or any subsidiary or affiliate of its parent corporation or its holding corporation, without consent of the Non-Assigning Party; provided, however, that such parent corporation, holding corporation, subsidiary or affiliate assumes all of the obligations of the Assigning Party hereunder. Any violation of this provision will be cause for immediate termination of this Agreement or, at the option of the Non-Assigning Party, the Non-Assigning Party may declare the assignment of any of the rights or obligations under this Agreement null and void as of the date of the purported assignment. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of each party hereto.

15.    CHANGE IN OWNERSHIP

       Either party may terminate this Agreement immediately, upon written notice, in recognition that this Agreement may not be the most appropriate statement of the relationship between the parties, if (i) either party merges with or acquires control of or a controlling interest in any third parry or (ii) any third party acquires control of or a controlling interest in either party hereto.

16.    LOGOS AND SERVICE MARKS

        A. Neither party hereto shall use any of the other party's names, logos, logotype, insignia, service marks, trademarks, trade names, copyrights, corporate goodwill or other proprietary intellectual property, including without limitation the names
                "United Air Lines, Inc .... .. United Airlines," "United,"
                "Mileage Plus" or "E-LOAN" in any marketing, advertising or promotional collateral, including without limitation credit card or similar solicitations (which are expressly forbidden), except when each specific use has been approved in advance, in writing, by the other party. When such approval is granted, either party shall comply with any and all conditions that the other party may impose to protect the use of any of that party's names, logos, logotype, insignia, service marks, trademarks, trade names, copyrights, corporate goodwill' or other proprietary intellectual property,


        B. Except as expressly provided herein, no right, property, license, permission or interest of any kind in the use of any name logo, logotype, insignia, service mark, trademark, trade name, copyright, corporate goodwill or other proprietary intellectual property owned by United, MPI, MPM, United Networks or E-LOAN is intended to be given to or acquired by the other party hereto, its agents, servants, and/or other employees by the execution or performance of this Agreement.

17.    CONFIDENTIALITY

        A. Except in any proceeding to enforce any of the provisions of this Agreement, or as required by the Securities Exchange Commission or other applicable regulatory agency, neither party (the "User") shall, without the prior written consent of the other party (the "Owner"), publicize or disclose to any third party, either directly or indirectly, any of the following (the "Confidential Information"):

                (i) This Agreement or any of the terms or conditions of this Agreement; or

                (ii) Any confidential or proprietary information or data, either oral or written, received from and designated as such by the Owner.

                                                                   Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574


       B. If either party is served with a subpoena or other legal process requiring the production or disclosure of any Confidential Information, then that party, before complying, shall immediately notify the Owner and shall use its reasonable efforts to permit the Owner a reasonable period of time to intervene and contest production or disclosure.

       C. Upon termination or expiration of this Agreement, the User must return any and all Confidential Information received from the Owner.

       D. Each party shall restrict all Confidential Information provided to its respective employees and agents on a "need to know" basis.

       E. If the User breaches this Article 17, then the Owner may terminate this Agreement immediately, upon written notice to the User.

       F.     (i)    E-LOAN acknowledges that any failure by it to maintain the complete confidentiality of the Confidential Information hereunder will have a direct and severe adverse impact on United's, MPI's, MPM's and/or United Network's business, which will subject United, MPI, MPM and/or United Networks to irreparable harm, and that United, MPI, MPM and/or
                     United Networks may, without jeopardizing any other rights or remedies that United, MPI, MPM and/or United Networks may have, seek a court order or injunction without further notice to Protect the confidentiality of their information and to halt any unauthorized disclosure thereof.

              (ii) United, MPI, MPM and United Networks acknowledge that any failure by them to maintain the complete confidentiality of the Confidential Information hereunder will have a direct and severe adverse impact on E-LOAN's business, which will subject E-LOAN to irreparable harm, and that E-LOAN may, without jeopardizing any other rights or remedies that E-LOAN may have, seek a court order or injunction without further notice to protect the confidentiality of its information and to halt any unauthorized disclosure thereof.

       G. The confidentiality obligations of the parties hereto pursuant to this Article 17 are of a continuing nature and shall survive the termination or expiration of this Agreement.

18.    TITLE TO DATA

       Full title and complete ownership rights to Mileage Plus Program membership data and information developed by MPI and United, wherever located, shall 'remain with MPI and United. E-LOAN understands and agrees that such data and information constitutes MPI's proprietary information whether or not any portion thereof is or may be validly copyrighted. Any membership lists, labels, data or other compiled membership information supplied to E-LOAN in any form by MPI and any and all copies thereof arc to be used by E-LOAN exclusively in its ,performance of their obligations pursuant to this Agreement as agreed to by MPI, and will not be otherwise used, sold, licensed, leased, transferred, e-mailed, bartered, traded, stored in a retrieval system, duplicated, or transmitted, in any form by any means, without the prior written consent of MPI.

19.    FORCE MAJEURE

       Except for any payment obligations, neither party shall be liable for delays or failure in performance under this Agreement caused by acts of God, war, strike, labor dispute, work stoppage, fire, act of government, or any other cause, whether similar or dissimilar, beyond the control of that party.

                                                                   Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574


20.    RELATIONSHIP OF THE PARTIES

       This Agreement is not intended to nor shall it be construed to create or establish any employer-employee, agency, partnership, or joint venture relationship between the parties. Neither party shall have any right to enter into any contract or commitment in the name of the other party, to incur any obligation for, create any liability for, or bind the other party in any respect whatsoever.

21.    TERMINATION FOR CAUSE

       A. If either party (the "Defaulting Party") becomes insolvent; if the other party (the "Insecure Party") has evidence that the Defaulting Party is not paying its bills when due without just cause; if the Defaulting Party takes any step leading to its cessation as a going concern; or if the Defaulting Party either ceases or suspends operations for reason other than a strike, then the Insecure Party may immediately terminate this Agreement upon written notice to the Defaulting Parry, unless the Defaulting Party immediately gives' adequate assurance of the future performance of this Agreement by establishing an irrevocable letter of credit (issued by a U.S. bank acceptable to the Insecure Party, on terms and conditions acceptable to the Insecure Party, and in an amount sufficient to cover all amounts potentially due from the Defaulting Party under this Agreement) that may be drawn upon by the Insecure Party if the Defaulting Party does not fulfill its obligations under this Agreement in a timely manner.

       B. If either party (the "Defaulting Party") fails to observe or perform any of its obligations under this Agreement and if this failure continues for a period of thirty (30) days after written notice to the Defaulting Party thereof (except that where the default is due to any non-payment by E-LOAN of any monthly report-invoice and such non-payment exceeds ninety (90) days, the period to cure such non-payment shall be five (5) days after notice), then, without prejudice to any other rights or remedies the other parry may have, this Agreement will terminate as of the expiration date of the notice period.

22.    BANKRUPTCY

       If bankruptcy proceedings are commenced with respect to either party (the "Bankrupt Party") and this Agreement has not otherwise terminated, d= the other party (the "Other Party") may suspend all further performance of this Agreement until the Bankrupt Parry assumes or rejects this Agreement pursuant to Section 365 of the U.S. Bankruptcy Code. Any such suspension of further performance by the Other Parry pending the Bankrupt Party's assumption or rejection will not be a breach of this Agreement and will not affect the Other Party's right to pursue or enforce any of its rights under this Agreement or otherwise.

23.    NON-WAIVER

       Any previous waiver, forbearance, or course of dealing shall not operate as or be deemed a waiver of any subsequent default or breach and will not affect the right of either party to require strict performance and Observance of any provision of its Agreement.

24.    POST-TERMINATION RIGHTS

       Exercise by either parry of its right to terminate under any provision of this Agreement will not affect or impair its right to enforce its other rights or remedies under this Agreement All obligations of each parry that have accrued before termination or that are of a continuing nature, including without limitation any indemnity provisions herein, shall survive the termination or expiration of this Agreement.

                                                                   Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574


25.    INDEMNIFICATION

       A. Except as otherwise provided for in this Agreement, each party (the "Indemnitor") shall indemnify, defend and hold harmless the other party, its subsidiaries and affiliates, and their officers, directors, employees, and agents, (the "Indemnitees") from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines, or judgments, including but not limited to reasonable attorneys' fees, costs, and related expenses, which may be suffered by, accrue against, or be recovered from any of the Indemnitees resulting from any claim or suit brought by any third party or parties arising out of or in connection with:

                (i) Any failure of performance or wrongful performance by the Indemnitor of any of its obligations under this Agreement; or

                (ii) Any negligence or willful misconduct of the Indemnitor relating to, arising out of or in connection with this Agreement.

       B. Notwithstanding any language in this Agreement to the contrary, E-LOAN shall indemnify, defend and hold harmless United, MPI, MPM and United Networks from and against any liability resulting from any U.S. federal excise tax, interest or penalty due by law under this Agreement and E-LOAN shall reimburse United, WI, MPM or United Networks if any of them have properly remitted such tax, interest or penalty on behalf of E-LOAN. In the event that any such excise tax is levied upon E-LOAN and if E-LOAN desires to transfer the economic impact of such tax to the Mileage Plus membership, then E-LOAN will provide United Networks with written notice of the E-LOAN rules, regulations, announcements, practices and procedures related to such transfer that affect or are directed to the Mileage Plus membership base.

       C. For the purposes of this Article 25, each of United, MPM, MPI, MPM and United Networks, and each of their respective parent and holding corporations, shall be deemed the Indemnitees of E-LOAN.

       D. The indemnity, defend and hold harmless obligations of MPI and E-LOAN pursuant to this Article 25 are of a continuing nature and shall survive the termination or expiration of this Agreement.

26.    GOVERNING LAW AND JURISDICTION

       This Agreement and any dispute arising under or in connection with this Agreement, including any action in tort shall be governed by and construed in accordance with the laws of the State of Illinois, U.S.A., without regard to any conflicts of laws principles which may direct the application of the laws of any other jurisdiction. The courts of the State of Illinois, U.S.A., shall have nonexclusive jurisdiction to settle any dispute relating to, arising out of or in connection with this Agreement.

27.    COMPLIANCE WITH APPLICABLE LAWS

       Each party hereto shall comply with all applicable federal, state and local laws and regulations with respect to its performance under this Agreement.

28.    DISCLAIMER OF WARRANTIES

       ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE,

                                                                   Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574


29.    EXCLUSION OF CONSEQUENTIAL DAMAGES

       EXCEPT AS PROVIDED UNDER "INDEMNIFICATION," ABOVE, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS, OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, WHETHER OR NOT FORESEEABLE AND WHETHER OR NOT BASED ON CONTRACT, TORT, WARRANTY CLAIMS OR OTHERWISE, ARISING FROM ANY PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, AND EACH PARTY HEREBY RELEASES AND WAIVES ANY CLAIMS AGAINST THE OTHER PARTY REGARDING SUCH DAMAGES.

30.    NOTICES

       Any notices required to be sent under this Agreement shall be sent by first class mail, postage prepaid, or any more expedient written means. Notices sent via electronic means (E.G., telex, e-mail or facsimile) will be effective immediately if received prior to 5:00 p.m. local time of the recipient. All other notices shall be effective the first business day after receipt. Notices shall be addressed to that party or, if the party so designates, as follows:

              If to E-LOAN, address as follows:

                   E-LOAN, Inc.
                   5875 Arnold Road
                   Dublin, California 94568
                   Attn:  Ed Giedgowd, Corporate Counsel
                   Facsimile:  (925) 803-3503

              If to MPI/MPM/United Networks, address as follows:

                   United Networks, Inc.
                   8550 W. Bryn Mawr Ave., 8th Floor
                   Chicago, Illinois 60631
                   Attn:  Scott Praven, President
                   Facsimile:  (773) 557-4012

31.    SEVERABILITY

       Should any clause or any part of any clause of this Agreement be found invalid or unenforceable, the remainder of this Agreement shall continue to remain valid and enforceable unless the provision in its modified state would materially and adversely affect the essence of the Agreement. The invalid or unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner which comes as close as possible to achieving the intended result of the original provision.

32.    CAPTIONS

       The captions appearing in this Agreement have been inserted as a matter of convenience and in no way define, limit or enlarge the scope of this Agreement.

                                                                   Exhibit 10.95

                                                       UNITED CONTRACT NO. 14574


33.    ENTIRE AGREEMENT

       This Agreement, including Attachment A hereto, constitutes the entire agreement and understanding of the parties on the subject matter hereof, and, as of the Effective Date, supersedes all prior agreements, whether written or oral, between the parties concerning the subject matter hereof. This Agreement may be modified only by further written agreement signed by all of the parties hereto.

       IN WITNESS WHEREOF, MPI and E-LOAN have executed this Agreement on the dates reflected below, by their duly authorized representatives, to be effective as of the Effective Date.

UNITED NETWORKS, INC.                           E-LOAN, INC.
on behalf of MILEAGE PLUS, INC.                 on its own behalf

By:  /S/ JEAN F. PATTERSON                      By:  /S/ JOSEPH J. KENNEDY
     -----------------------------------             ---------------------------

Name:  JEAN F. PATTERSON                        Name:  JOSEPH KENNEDY
       ---------------------------------               -------------------------

Title:  DIRECTOR PARTNERSHIP MARKETING          Title:  PRESIDENT/COO
        --------------------------------                ------------------------

Date:  1/24/01                                  Date:  1/12/01
       ---------------------------------               -------------------------

                                                                   Exhibit 10.95

                                  ATTACHMENT A

             PRIVACY, CONFIDENTIALITY AND NON-SOLICITATION ADDENDUM

       THIS PRIVACY, CONFIDENTIALITY AND NON-SOLICITATION ADDENDUM (the "Addendum") supplements and amends the UNITED MILEAGE PLUS(R) PARTICIPATION AGREEMENT (the "Agreement") between E-Loan, Inc. ("E-Loan") and Mileage Plus, Inc. ("MPI") and is effective as of the Effective Date of the Agreement. In the event of a conflict between the terms of this Addendum and the terms of the Agreement, the terms of this Addendum, shall control. E-Loan and MPI specifically agree as follows:

Article 1. Each party shall keep confidential all Non-public Personal Information, of the other party that is received or obtained during the negotiation or performance of the Agreement, in accordance with the terms of this Addendum "Non-public Personal Information" shall include all Personally Identifiable Financial Information and any list, description or other grouping of consumers, and publicly available information pertaining to such consumers, that is derived without using any Personally Identifiable Financial Information that is not publicly available. "Personally Identifiable Financial Information" means any information a consumer provides to either party in order to obtain a financial product or service, any information either party otherwise obtains about a consumer in connection with providing a financial product or service to that consumer, and any information about a Consumer resulting from any transaction involving a financial product or service between either party and a consumer. Personally Identifiable Financial Information may include, without limitation, a consumer's first and last name, physical address, zip code, email address, telephone number, social security number, birth date, and any other information that itself identifies, or when tied to the above information, may identify a consumer as such.

Article 2. Each party acknowledges that its privacy notices and privacy policies are consistent with the Federal Trade Commission's procedures or rules, as applicable, and comply with acceptable trade practices. In addition, each party acknowledges and agrees not to disclose, share, rent, sell or transfer to any third party any Non-public Personal Information, except as specifically required to satisfy the disclosing party's contractual obligations to the other party, provided that such disclosure would not violate existing law or the privacy policy of either party. Each party also agrees not to contact or solicit (for example, by means of advertising, telemarketing or e-mailing) to any of the other party's customers, except for such contacts or solicitations to the public generally that are not based on Non-public Personal Information.

Article 3. It is understood and agreed to by each party hereto that any exchange of Non-public Personal Information under this Addendum shall be solely for the purpose of negotiating or performing the Agreement, and shall be provided only to those authorized individuals of a party who are directly involved in negotiating or performing the Agreement and who are provided with a copy of this Addendum and directed by the receiving party to treat such information as proprietary and confidential.

Article 4. Each party agrees to be responsible for any breach of this Addendum by any of its directors, officers, employees, agents or advisors (including, without limitation, any attorneys, accountants, consultants, bankers and financial advisors). In the event that either party discovers that the other party's Non-public Personal Information has been used in an unauthorized manner or disclosed in violation of this Addendum, upon discovery of the unauthorized use or disclosure, the disclosing party shall immediately notify the other party of such event and shall indemnify and hold harmless the other party from all claims, damages, liability, costs and expenses (including court costs and reasonable attorneys' fees) arising out of or resulting from the unauthorized use or disclosure. In addition, the nondisclosing Party shall be entitled to all other remedies available at law or equity, including injunctive relief

Article 5. Upon the request of the disclosing party, the other party shall promptly return all Non-public. Personal Information received in connection with the Agreement or Shall Promptly destroy any materials containing such Nonpublic Personal Information (and any copies, extracts, and summaries thereof, and shall further provide the other party with written confirmation of such return or destruction upon request.

                                  ATTACHMENT A
                                      -1-